THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
(Seller)
and
THE PRUDENTIAL HOME MORTGAGE COMPANY, INC.
(Servicer)
and
FIRST TRUST NATIONAL ASSOCIATION
(Trustee)
___________________________

AMENDMENT NO. 2

Dated as of November 10, 1995

TO

POOLING AND SERVICING AGREEMENT

DATED AS OF JULY 28, 1994
___________________________

$210,828,990.10
Mortgage Pass-Through Certificates

Series 1994-25

MORTGAGE PASS-THROUGH CERTIFICATE PURCHASE AGREEMENT

This Mortgage Pass-Through Certificate Purchase Agreement (the "Agreement") dated as of November 10, 1995, is between The Prudential Home Mortgage Company, Inc., a New Jersey corporation ("PHMC") and The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation ("PHMSC"). PHMC agrees to sell, and PHMSC agrees to purchase, The Prudential Home Mortgage Securities Company, Inc., Mortgage Pass-Through Certificates, Series 1994-25, Class A-9 (the "Class A-9 Certificates") described in the Pooling and Servicing Agreement dated as of July 28, 1994, as amended by Amendment No. 1 dated as of February 28, 1995 and to be further amended by Amendment No. 2 to be dated as of November 10, 1995 (collectively, the "Pooling and Servicing Agreement"), among PHMSC, as seller, The Prudential Home Mortgage Company, Inc., as servicer, and First Trust National Association, as trustee (the "Trustee").

1. Purchase Price; Purchase and Sale. The purchase price for the Class A-9 Certificates shall be $1,245,518.94 (the "Purchase Price") payable by PHMSC to PHMC on November 10, 1995 in immediately available funds.

Upon payment of the Purchase Price, PHMC shall transfer, assign, set over and otherwise convey to PHMSC all the right, title and interest of PHMC in and to the Class A-9 Certificates.

2. Representations and Warranties. PHMC hereby represents and warrants to PHMSC that upon payment by PHMSC for the Class A-9 Certificates, and delivery to PHMSC of the Class A-9 Certificates, PHMSC will acquire title to the Class A-9 Certificates free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest except to the extent permitted by the Pooling and Servicing Agreement.

3. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of and be enforceable by PHMC and PHMSC and their respective successors and assigns.

IN WITNESS WHEREOF, PHMC and PHMSC have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

THE PRUDENTIAL HOME MORTGAGE COMPANY, INC.

By:  Name:  M. Kathryn Gray
       Title: Vice President

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.

By:  Name:  M. Kathryn Gray
       Title: Vice President

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1994-25, CLASS A-9

Cross Receipt

November 10, 1995

Reference is made to the mortgage pass-through certificate purchase agreement dated November 10, 1995 (the "Purchase Agreement") between The Prudential Home Mortgage Company, Inc. ("PHMC") and The Prudential Home Mortgage Securities Company, Inc. ("PHMSC") relating to the Mortgage Pass-Through Certificates, Series 1994-25, Class A-9. Reference is further made to the Pooling and Servicing Agreement dated as of July 28, 1994, as amended by Amendment No. 1 dated as of February 28, 1995 and to be further amended by Amendment No. 2 to be dated as of November 10, 1995 (the "Agreement"), by and among PHMSC, The Prudential Home Mortgage Company, Inc., as servicer, and First Trust National Association, as trustee, relating to The Prudential Home Mortgage Securities Company, Inc., Mortgage Pass-Through Certificates, Series 1994-25.

1. PHMSC hereby acknowledges receipt of the Series 1994-25, Class A-9 Certificates purchased by PHMSC pursuant to the Purchase Agreement and representing a beneficial ownership interest in the Trust Estate established pursuant to the Agreement.

The Prudential Home Mortgage Securities Company, Inc.

By:  Name:    M. Kathryn Gray
     Title:   Vice President

2. PHMC hereby acknowledges receipt from PHMSC of a check payable in same-day funds or a wire transfer in immediately available funds in the amount of $1,245,518.94 representing payment in full of the purchase price for the Class A-9 Certificates, as provided in the Purchase Agreement.

THE PRUDENTIAL HOME MORTGAGE COMPANY, INC.

By:  Name:  M. Kathryn Gray
     Title: Vice President

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.

MORTGAGE PASS-THROUGH CERTIFICATES
 SERIES 1994-25, CLASS A-9

TRANSFEREE'S LETTER

November 10, 1995

First Trust National Association
180 East Fifth Street
St. Paul, Minnesota  55101

The undersigned (the "Purchaser") proposes to purchase The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1994-25, Class A-9 Certificates (the "Class A-9 Certificates"). In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 28, 1994 (the "Pooling and Servicing Agreement"), among The Prudential Home Mortgage Securities Company, Inc., as seller ("PHMSC"), The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer"), and First Trust National Association, as trustee (the "Trustee"), of The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1994-25.

Section 2. Representation and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to PHMSC and the Trustee that:

    (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class A-9 Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

    (b) The Purchaser is acquiring the Class A-9 Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

    (c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class A-9 Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class A-9 Certificates and can afford a complete loss of such investment.

    (d) The Purchaser confirms that it has undertaken its own independent analysis of the investment in the Class A-9 Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class A-9 Certificates other than in connection with a subsequent sale of Class A-9 Certificates.

    (e) The Purchaser (i) is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in
Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a

Plan, or a person utilizing the assets of a Plan or (ii) has provided a "Benefit Plan Opinion" satisfactory to PHMSC and the Trustee of the Trust Estate. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of PHMSC, the Servicer or the Trustee with respect to any Plan or (c) constitute a prohibited transaction under ERISA or
Section 4975 of the Code or Similar Law.

    (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class A-9 Certificates is in compliance therewith.

Section 3.  Transfer of Class A-9 Certificates.

    (a) The Purchaser understands that the Class A-9 Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class A-9 Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither PHMSC nor the Trustee is under any obligation to register the Class A-9 Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee each certify to PHMSC and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or PHMSC may, if such transfer is made within three years from the Closing Date, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee or PHMSC. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and PHMSC against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

    (b) No transfer of a Class A-9 Certificate shall be made unless the transferee provides PHMSC and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.
    (c) The Purchaser acknowledges that its Class A-9 Certificates bear a legend setting forth the applicable restrictions on transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to the validly executed by its duly authorized representative as of the day and the year first above written.

THE PRUDENTIAL HOME MORTGAGE     SECURITIES COMPANY, INC.

By:  Name:  M. Kathryn Gray
     Title: Vice President

 THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1994-25, CLASS A-9

SERVICING OFFICER'S CERTIFICATE

The undersigned, an Officer of The Prudential Home Mortgage Company, Inc. (the "Servicer"), does hereby certify that:

1. The Servicer has, at all times, acted in compliance with the terms of the Pooling and Servicing Agreement, dated as of July 28, 1994, as amended by Amendment No. 1 dated as of February 28, 1995 and as further amended by Amendment No. 2 dated as of November 10, 1995 (collectively, the "Pooling and Servicing Agreement"), among The Prudential Home Mortgage Securities Company, Inc., as seller, the Servicer, and First Trust National Association, as trustee, and has done nothing to prevent the Trust Estate from qualifying as a REMIC for federal income tax purposes.

2. All capitalized terms used herein without definition have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has signed his name.

Dated:    November 10, 1995

Name:
Title:

 AMENDMENT NO. 2, dated as of November 10, 1995, ("Amendment"), to the Pooling and Servicing Agreement dated as of July 28, 1994 (the "Agreement") among THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC., as seller (the "Seller"), THE PRUDENTIAL HOME MORTGAGE COMPANY, INC., as servicer (the "Servicer"), and FIRST TRUST NATIONAL ASSOCIATION, as trustee (the "Trustee").

WHEREAS, Section 10.01 of the Agreement provides, among other things, that the Seller, the Servicer and the Trustee may amend the Agreement, subject to certain provisos, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of the Holders of Certificates of such Class or Subclass.

WHEREAS, the Seller, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment and have obtained the consent of the Holder of 100% Percentage Interest of the Class A-9 Certificates and the Opinion of Counsel required by Section 10.01 in connection with such amendment.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Seller, the Servicer and the Trustee agree as follows:

All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

Section 1. Amendment of Section 1.01. Article I of the Agreement is hereby amended as follows:

(a)    The definition of "Denomination" is amended to read as follows:
Denomination: The amount, if any, specified on the face of each Certificate (other than a Class A-9 Certificate) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to a Class A-9 Certificate, the amount specified on the face of such Certificate representing the portion of the Initial Class A-9 Notional Amount evidenced by such Certificate.

(b) A new definition "Initial Class A-9 Notional Amount" is added to read as follows:
Initial Class A-9 Notional Amount: The Initial Class A-9 Notional Amount as set forth in Section 11.20.

(c) The second sentence of the definition of "Percentage Interest" is amended to read as follows:

With respect to a Class A-9 Certificate, the undivided percentage interest obtained by dividing the initial notional amount of such Certificate by the Initial Class A-9 Notional Amount.

Section 2. Amendment of Section 5.01(a). The first sentence of Section 5.01(a) of the Agreement is hereby amended to read as follows:

(a) The Class A, Class AP, Class M and Class B Certificates shall be issued only in minimum denominations of a Single Certificate and, except for the Class A-9, Class AP, Class A-R and Class B Certificates, integral multiples of $1,000 (or $1 in the case of the Class B Certificates and any amount in the case of the Class A-9 Certificates and the Class AP Certificates) in excess thereof

(except, if necessary, for one Certificate of each of the Class A, Class M and
Class B Certificates) (other than the Class A-9 and Class A-    R Certificates)
that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance of such Subclass or the Original Class B Principal Balance or the Original Class M Principal Balance, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-R, B, C, C-1 and D (reverse side of Certificates) hereto.

Section 3. Amendment of Section 5.02(b) and 5.02(c). Sections 5.02(b) and 5.02(c) of the Agreement are hereby amended to read as follows:

(b) No transfer of a Class B Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws,
(i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years from the date of the initial sale of Certificates, require a Class B Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Servicer, and (ii) the Trustee shall require the transferee to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Servicer. The Holder of a Class B Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B Certificates under said Act or any other securities law.

(c) No transfer of a Class M or Class B Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Class Class B Certificate in the form of Exhibit J hereto, or, in the case of such Class M Certificate, in the form of Exhibit K hereto, to the effect that such transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or a governmental plan as defined in Section 3(32) of ERISA or Code Section 4975 subject to any federal, state or local law ("Similar Law") which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of any such Plan or using the assets of any such Plan to effect such purchases, which representation letter shall not be an expense of the Trustee, the Seller or the Servicer, or (ii) in the case of any such Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Trustee, the Seller or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Servicer. The Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and in the case of the Class B Certificates, the preceding paragraph.

Section 4. Amendment of Section 11.16. Section 11.16 of the Agreement is hereby amended to read as follows:

Section 11.16. Wire Transfer Eligibility. With respect to the Certificates (other than the Class A-6, Class A-9, Class A-R, Class AP and Class M Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $5,000,000.00. Thr minimum Denomination eligible for wire transfer on each Distribution Date for the Class A-6, Class AP and Class M Certificates is 100% Percentage Interest. With respect to the Class A-9 Certificates, the minimum Percentage Interest eligible for wire transfer on each Distribution Date is 25% Percentage Interest. The Class A-R Certificate is not eligible for wire transfer.

Section 5. Amendment of Section 11.17. Section 11.17 of the Agreement is hereby amended to read as follows:

Section 11.17. Single Certificate. A Single Certificate for each Subclass of Class A Certificates (other than the Class A-9 and Class A-R Certificates), the Class AP Certificates, the Class M Certificates and the Class B Certificates represents a $100,000 Denomination. A Single Certificate for the Class A-R Certificate represents $1,000 Denomination. A Single Certificate for the Class A-9 Certificates represents a $50,000,000 Initial Class A-9 Notional Amount.

Section 6. Addition of Section 11.20. A new Section 11.20 is added to read as follows:

Section 11.20. Initial Class A-9 Notional Amount. The Initial Class A-9 Notional Amount is $159,187,905.00.

Section 7. Amendment of Exhibit A-9. Exhibit A-9 to the Agreement is hereby amended as attached hereto as Exhibit A.

Section 8.    Amendment of Exhibit J.    Exhibit J to the Agreement is hereby
amended as attached hereto as Exhibit B.

Section 9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 10.    Ratification of Agreement.    Except as modified and expressly
amended by this Agreement, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 11.    Governing Law.      This Amendment shall be construed in
accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

 IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

THE PRUDENTIAL HOME MORTGAGE
SECURITIES COMPANY, INC.
as Seller
By:  Name:   M. Kathryn Gray
     Title:  Vice President

THE PRUDENTIAL HOME MORTGAGE
COMPANY, INC.
as Servicer
By:  Name:   M. Kathryn Gray
       Title:      Vice President

FIRST TRUST NATIONAL ASSOCIATION
as Trustee
By:  Name:
       Title:

 Attest:

 By:  Name:
        Title:

 STATE OF NEW YORK)
                      ss.:
COUNTY OF NEW YORK)

On this 10th day of November, 1995, before me, a notary public in and for the State of New York, personally appeared M. Kathryn Gray, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

Notary Public
[NOTARIAL SEAL]

 STATE OF NEW YORK)
                      ss.:
COUNTY OF NEW YORK)

On this 10th day of November, 1995, before me, a notary public in and for the State of New York, personally appeared M. Kathryn Gray, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Company, Inc., a New Jersey corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

Notary Public
[NOTARIAL SEAL]

 STATE OF
                   ss.:
COUNTY OF

On this _____ day of November, 1995 before me, a notary public in and for the
State of   , personally appeared                        , known to me who,
being by me duly sworn, did depose and say that she resides at ; that she is the ______________ of First Trust National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.

Notary Public
[NOTARIAL SEAL]

STATE OF
              ss.:
COUNTY OF

On this ____ day of November, 1995 before me, a notary public in and for the
State of     , personally appeared                    , known to me who, being
by me duly sworn, did depose and say that she resides at               ; that
she is the ______________ of First Trust National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.

Notary Public
[NOTARIAL SEAL]